UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2007

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05.    Costs Associated with Exit or Disposal Activities

On August 1, 2007, the Board of Directors of Sun Microsystems, Inc. ("Sun" or the "Company") approved a plan to better align the Company's resources with its strategic business objectives, including reducing its workforce (the "Restructuring Plan"). The Company expects to incur total charges ranging from $100 million to $150 million over the next several quarters in connection with the Restructuring Plan, the majority of which relate to cash severance costs and is expected to be incurred in the first half of the fiscal year ended June 30, 2008.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges and costs related to the Restructuring Plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, Sun's ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges; and general economic conditions. More information about potential factors that could affect Sun's business and financial results is included in the "Risk Factors" set forth in Sun's Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended October 1, 2006, December 31, 2006 and April 1, 2007. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors, as well as other risks and uncertainties. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements, except as required by law.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 1, 2007, Sun's Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee (the "Committee"), approved certain amendments to Sun's Bylaws, including, among other things, amendments to:

* decrease the size of the Board from eleven members to ten members;

* amend certain provisions related to the majority voting standard for the election of directors, including to:

    (A) provide that plurality voting applies if: (i) a stockholder has provided Sun with notice of a nominee for director in accordance with Sun's Bylaws; and (ii) such nomination has not been withdrawn as of twenty days before Sun first delivers its proxy materials to stockholders;
    (B) provide that, in the event a director is subject to a majority withheld vote, the Committee shall recommend whether to accept a director's previously tendered resignation (as described in Item 8.01 below), rather than request a director's resignation as previously provided; and
    (C) remove references to limiting the ability of a director to participate in Committee deliberations;

* require stockholders nominating a person for election to the Board to include in the required notice:

    (X) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and
    (Y) a statement as to whether such person, if elected and in accordance with the Corporation's Corporate Governance Guidelines (the "Guidelines"), intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board;

* clarify that Sun's directors may approve an action by unanimous written consent by means of electronic transmission; and

* clarify Sun's indemnification obligations with respect individuals who serve as officers and directors of other entities at Sun's request.

The foregoing description of the amendments to Sun's Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.    Other Events

On August 1, 2007, in connection with the amendments to Sun's Bylaws referred to in Item 5.03 above, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, approved and adopted certain amendments to the Guidelines, including amendments to:

* reiterate certain of the Bylaw amendments referred to in Item 5.03 above;

* state the Board's expectation that a director will tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election;

* require that the Board only nominate candidates for election or re-election as a director who have previously tendered or, in the case of candidates who have not yet become members of the Board, have agreed to tender promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon:

    1. a failure to receive the required majority vote at the next annual or special meeting at which they face re-election in an uncontested election; and
    2. Board acceptance of such resignation;

* state that the Board expects any director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation, as opposed to mandating his or her recusal; and

* state that Sun will disclose in a Form 8-K whether or not the Director recused himself or herself from participating in any decision regarding his or her resignation.

The amendments to the Guidelines became effective on August 1, 2007. The Guidelines are available on Sun's website at http://www.sun.com/company/cgov.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: August 07, 2007	By:	/s/ Vengalil K. Chatterjee
Vengalil K. Chatterjee
Chief Accounting Officer (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
EX-3.1	Bylaws, as amended August 1, 2007